Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Oct 31, 2001
Payment Date	Nov 15, 2001

Calculation of Interest Expense

Index (LIBOR)	2.525000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2001	Oct 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	193,439,861	40,936,741	48,379,784	31,632,936	26,050,653	31,712,212
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.705000%	2.815000%	2.925000%	3.175000%	3.525000%
Interest/Yield Payable on the Principal Balance	450,581	99,232	121,857	86,485	79,075
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	450,581	99,232	121,857	86,485	79,075
Interest/Yield Paid	450,581	99,232	121,857	86,485	79,075

Summary

Beginning Security Balance	193,439,861	40,936,741	48,379,784	31,632,936	26,050,653	31,712,212
Beginning Adjusted Balance	193,439,861	40,936,741	48,379,784	31,632,936	26,050,653
Principal Paid	4,255,677	900,608	1,064,355	695,925	573,114	775,200
Ending Security Balance	189,184,184	40,036,132	47,315,429	30,937,011	25,477,539	31,014,543
Ending Adjusted Balance	189,184,184	40,036,132	47,315,429	30,937,011	25,477,539
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	189,261,716	40,036,132	47,315,429	30,937,011	25,477,539
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,676,409
Ending OC Amount as Holdback Amount						13,433,333
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.4940576	$2.0673292	$1.3539620	$1.5172865	$1.8827283
Principal Paid per $1000	$4.6663124	$18.7626729	$11.8261693	$12.2092035	$13.6455800